Exhibit 8.1

AEGON N.V.	Allen & Overy LLP
AEGONplein 50	1221 Avenue of the Americas
PO Box 85	New York NY 10020
2501 CB The Hague
The Netherlands	Tel 212 610 6300
Fax 212 610 6399

AEGON Funding Company LLC
4333 Edgewood Road NE
Cedar Rapids, IA 52499
United States

Our ref 42338-00461 NY:3476263.3

May 9, 2008

Re:	AEGON N.V. and AEGON Funding Company LLC
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States tax counsel for AEGON N.V., a company incorporated under the laws of the Netherlands (AEGON) and AEGON Funding Company LLC, a Delaware limited liability company (AFC) (each, an Issuer, and collectively, the Issuers), in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), on May 9, 2008, of which the prospectus (the Prospectus) forms a part. The Registration Statement and Prospectus relates to the registration under the Securities Act of an indeterminate number and amount of the following securities (the Securities):

(i)	common shares, par value 0.12 euro per share, of AEGON;
(ii)	debt securities of AEGON or AFC, which, if issued by AFC will be guaranteed by AEGON;
(iii)	guarantees of AEGON or AFC;
(iv)	warrants of AEGON or AFC;
(v)	purchase contracts of AEGON or AFC; and
(vi)	units of AEGON or AFC.

As United States tax counsel, we have advised the Issuers with respect to certain general United States tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings “Taxation in the United States” (the Discussion) in the Prospectus which is part of the Registration Statement. We hereby confirm that the statements set forth in the Discussion represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We are aware that we are referred to in the Discussion and under the heading “Legal Matters” in the Prospectus. We hereby consent to the references to us in those sections and the filing of this letter as an exhibit to the Registration Statement without thereby implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Allen & Overy LLP

Allen & Overy LLP